Exhibit 16.2

March 6, 2006

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

RE:  Greens Worldwide, Inc.

                 File No. 000-25025

Ladies and Gentlemen:

We have read Item 4.01 of the report on Form 8-K of Greens Worldwide Incorporated which will be filed on March 9, 2006 and we agree with the statements contained therein insofar as they relate to our firm.

              Very truly yours,

     /s/ Most & Company, LLP

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Most & Company, LLP